Exhibit 99.1

NV5 Completes the Acquisition of Quantum Spatial, Schedules January 7 Conference Call to Discuss Strategic Benefits
2020 Guidance to Increase

Hollywood, FL - December 20, 2019 - NV5 Global, Inc. (the “Company” or “NV5”) (Nasdaq: NVEE), a provider of professional and technical engineering and consulting solutions, announced today the completion of the previously announced acquisition of Geospatial Holdings, Inc. and its subsidiaries, including Quantum Spatial, Inc. (collectively, “QSI”), the nation's largest independent geospatial analytics firm. NV5 acquired QSI in an all-cash transaction for approximately $318 million, including the amount by which QSI’s working capital exceeded the agreed target working capital figure and QSI’s closing date cash balances. NV5 expects the acquisition to expand and diversify NV5’s customer base to include new federal, state, and commercial clients in the high-growth geospatial data analytics market and, as a result, current 2020 guidance to be increased following a post-closing review of QSI opportunities and synergies.

QSI Acquisition Conference Call
NV5 will host a conference call to provide a strategic overview of the QSI acquisition and to discuss synergies and operating metrics and the anticipated increase in expected 2020 operating results. The call will be hosted by Dickerson Wright, Chairman and CEO of NV5 and Peter LaMontagne, President and CEO of QSI. A question and answer session will follow.

Date:                Tuesday, January 7, 2019
Time:                4:30 p.m. Eastern
Toll-free dial-in number:    +1 (844) 348-6875
International dial-in number:    +1 (509) 844-0152
Conference ID:        5364857
Webcast:            http://ir.nv5.com

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website. The presentation slides to be covered during the conference call will also be posted on the site.

ROTH Capital Partners, LLC served as financial advisor, and BofA Securities and PNC Capital Markets provided the initial financing commitment for the acquisition.

About NV5
NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions ranked #34 in the Engineering News-Record Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, energy, construction, real estate, and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations worldwide. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

About Quantum Spatial
Quantum Spatial, Inc., one of the nation's largest independent geospatial data firms, provides geographic insights to the largest government and corporate organizations that need geospatial intelligence to mitigate risk, plan for growth, better manage resources, and advance scientific understanding. A pioneer in advanced mapping technology, Quantum Spatial’s end-to-end solutions and services deliver the industry's highest data quality and accuracy, while leveraging the widest array of technologies for analyzing all types of terrains. Customers use the Company's acquisition, processing, analytics, and visualization solutions in a range of technical and scientific disciplines - from geology and biology, to hydrology, forestry, and civil engineering. Utilities, oil and gas producers, engineering, and construction firms, as well as the military and major government agencies, are Quantum Spatial customers. Quantum Spatial has multiple offices around the country.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.